Exhibit 99.1

AMNEAL REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

‒ Q1 2020 Net Revenue of $ 499 million; GAAP Net Income of $115 million; Diluted Earnings per Share of $0.78 ‒

‒ Q1 2020 Adjusted Net Income (1) of $60 million; Adjusted EBITDA (1) of $134 million; Adjusted Diluted EPS (1) of $0.20 ‒

‒ Maintaining 2020 Full Year Financial Outlook ‒

BRIDGEWATER, NJ, May 11, 2020- Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the first quarter ended March 31, 2020.

“We are proud of how Amneal has responded to the ongoing COVID-19 pandemic,” said Chirag and Chintu Patel, Co-Chief Executive Officers. “We mobilized quickly to ensure the health of our teams and the continued supply of medicines to patients. Our solid operational and financial performance in the first quarter reflects the strength of our differentiated platform, significant U.S. manufacturing capabilities and diverse supply chain. Building on our recent momentum, we continue to revitalize our generics business, grow our specialty franchise and strategically diversify the business. While we expect some headwinds due to social distancing and patients postponing non-essential physician visits and procedures, we are confident in our full-year 2020 guidance and in Amneal’s ability to drive long-term growth, profitability and value for our stakeholders in 2020 and beyond.”

Net revenue in the first quarter of 2020 was $499 million, an increase of 12% compared to $446 million in the first quarter of 2019, primarily due to the acquisition of 65% of AvKARE and its related entities, R&S, recently launched generic products, and growth of our Specialty segment. Net income attributable to Amneal Pharmaceuticals, Inc. of $115 million in the first quarter compared to a net loss of $48 million in prior year period, primarily due to a discrete tax benefit of $110 million from net operating loss carrybacks offsetting previously paid taxes related to the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), lower intangible asset impairment charges, and net revenue growth.  Diluted EPS in the first quarter was $0.78 compared to a loss of $0.37 in the prior year period.

Adjusted EBITDA(1) in the first quarter of 2020 was $134 million, an increase of 20% compared to the prior year period, primarily due to net revenue growth and lower operating expenses. Adjusted net income(1) in the first quarter was $60 million, an increase of 43% compared to the prior year period, and primarily reflects an increase in net revenue, lower operating expenses and lower interest expense, partially offset by higher non-controlling interests due to the acquisition of 65% of AvKARE and its related entities, R&S, hereinafter referred to as “AvKARE”. Adjusted diluted EPS(1) in the first quarter was $0.20, compared to $0.14 for the prior year period.

In the first quarter of 2020, out of an abundance of caution in response to the high volatility impacting the financial markets due to COVID-19, the Company drew $300 million of its $500 million revolving credit facility. As the financial markets stabilized, the Company returned $200 million and intends to return the remaining over the next few months pending stability of financial conditions. Consequently, while the full $300 million draw down is reflected in our first quarter financials, as of today, $100 million remains in our possession.

(1)	See “Non-GAAP Financial Measures” below.

Maintaining Full Year 2020 Financial Outlook

Amneal is maintaining its previously provided 2020 guidance; operating cash flow excludes expected $110 million cash tax refund.

Full Year 2020 Financial Guidance
Net revenue	$1,875 million - $1,975 million
Adjusted gross margin	44% - 46%
Adjusted EBITDA (1)	$400 million - $450 million
Adjusted diluted EPS (2)	$0.45 - $0.60
Operating cash flow	$150 million - $200 million
Capital expenditures	$60 million - $70 million
Weighted average diluted shares outstanding (3)	Approximately 300 million

(1) Includes 100% of EBITDA from the AvKARE acquisition.

(2) Accounts for 35% non-controlling interest in AvKARE.

(3) Assumes the weighted average diluted shares outstanding of Class A and Class B shares under the if-converted method.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time on May 11, 2020 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 746-0741 (in the U.S.) or (412) 317-5273 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (877) 344-7529 (in the U.S.) or (412) 317-0088 (international callers). The access code for the replay is 10143336.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of approximately 250 product families and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders.

The Company also owns 65% of AvKARE.  AvKARE provides pharmaceuticals, medical and surgical products and services primarily to governmental agencies, primarily focused on serving the Department of Defense and the Department of Veterans Affairs. AvKARE is also a packager and wholesale distributor of pharmaceuticals and vitamins to its retail and institutional customers who are located throughout the United States focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing.  For more information, visit www.amneal.com.

Cautionary Statement on Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Such risks and uncertainties include, but are not limited to: impact of the COVID-19 pandemic; the risk that our goodwill may become impaired, which could adversely affect our financial condition and results of operations, the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8‑K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin and adjusted operating income, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.  All business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X. The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common Stock.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contacts

Investor Relations

Helen O’Donnell

Solebury Trout

(203) 428-3213

Media Relations

Jamie Moser / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Amneal Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited; In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Net revenue	$498,533	$446,120
Cost of goods sold	313,578	309,743
Cost of goods sold impairment charges	1,456	53,297
Gross profit	183,499	83,080
Selling, general and administrative	77,976	84,436
Research and development	36,379	53,858
In-process research and development impairment charges	960	22,787
Intellectual property legal development expenses	1,270	4,166
Acquisition, transaction-related and integration expenses	2,575	6,032
Charges related to legal matters	4,500	—
Restructuring and other charges	2,048	6,161
Operating income (loss)	57,791	(94,360)
Other (expense) income:
Interest expense, net	(39,899)	(43,281)
Foreign exchange loss, net	(5,181)	(5,464)
Gain on sale of international business	—	8,818
Other income, net	633	1,107
Total other expense, net	(44,447)	(38,820)
Income (loss) before income taxes	13,344	(133,180)
Benefit from income taxes	(108,173)	(8,428)
Net income (loss)	121,517	(124,752)
Less: Net (income) loss attributable to non-controlling interests	(6,450)	76,871
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	115,067	(47,881)
Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic	$0.78	$(0.37)
Class A and Class B-1 diluted	$0.78	$(0.37)
Weighted-average common shares outstanding:
Class A and Class B-1 basic	147,180	127,687
Class A and Class B-1 diluted	147,956	127,687

Amneal Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; In thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$405,238	$151,197
Restricted cash	1,687	1,625
Trade accounts receivable, net	722,682	604,390
Inventories	437,959	381,067
Prepaid expenses and other current assets	204,409	70,164
Related party receivables	1,725	1,767
Total current assets	1,773,700	1,210,210
Property, plant and equipment, net	467,559	477,997
Goodwill	514,733	419,504
Intangible assets, net	1,475,161	1,382,753
Operating lease right-of-use assets	50,943	53,344
Operating lease right-of-use assets - related party	21,616	16,528
Financing lease right-of-use assets - related party	60,632	61,284
Other assets	26,456	44,270
Total assets	$4,390,800	$3,665,890
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$606,925	$507,483
Current portion of long-term debt, net	29,736	21,479
Revolving credit facility	300,000	—
Current portion of operating lease liabilities	12,125	11,874
Current portion of operating and financing lease liabilities - related party	4,084	3,601
Current portion of note payable- related party	1,000	—
Related party payable	11,195	5,969
Total current liabilities	965,065	550,406
Long-term debt, net	2,772,029	2,609,046
Note payable - related party	35,281	—
Operating lease liabilities	40,615	43,135
Operating lease liabilities - related party	19,874	15,469
Financing lease liabilities - related party	61,069	61,463
Other long-term liabilities	80,846	39,583
Total long-term liabilities	3,009,714	2,768,696
Redeemable non-controlling interests	12,563	—
Total stockholders' equity	403,458	346,788
Total liabilities and stockholders' equity	$4,390,800	$3,665,890

Amneal Pharmaceuticals, Inc.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$121,517	$(124,752)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	58,083	48,868
Amortization of Levothyroxine Transition Agreement asset	—	36,393
Unrealized foreign currency loss	5,514	6,490
Amortization of debt issuance costs and discount	2,004	1,601
Gain on sale of international business	—	(8,818)
Intangible asset impairment charges	2,416	76,084
Deferred tax benefit	—	(9,884)
Stock-based compensation	4,539	4,347
Inventory provision	15,200	15,650
Other operating charges and credits, net	1,266	1,109
Changes in assets and liabilities:
Trade accounts receivable, net	(60,893)	(165,012)
Inventories	(2,778)	(14,180)
Income taxes receivable associated with the CARES Act	(110,069)	—
Prepaid expenses, other current assets and other assets	(26,383)	22,657
Related party receivables	76	(314)
Accounts payable, accrued expenses and other liabilities	34,839	695
Related party payables	3,695	656
Net cash provided by (used in) operating activities	49,026	(108,410)
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,367)	(17,988)
Acquisition of intangible assets	(1,050)	—
Acquisitions, net of cash acquired	(253,625)	—
Cash sold with international business	—	(3,478)
Net cash used in investing activities	(262,042)	(21,466)
Cash flows from financing activities:
Proceeds from issuance of debt	180,000	—
Payments of principal on debt and financing leases	(7,158)	(6,750)
Net borrowings on revolving credit facility	300,000	—
Payments of deferred financing costs	(4,102)	—
Proceeds from exercise of stock options	5	1,010
Employee payroll tax withholding on restricted stock unit vesting	(503)	—
Acquisition of non-controlling interest	—	(2,011)
Tax distribution to non-controlling interest	—	(13,494)
Payments of principal on financing lease - related party	(263)	(619)
Net cash provided by (used in) financing activities	467,979	(21,864)
Effect of foreign exchange rate on cash	(860)	(296)
Net increase (decrease) in cash, cash equivalents, and restricted cash	254,103	(152,036)
Cash, cash equivalents, and restricted cash - beginning of period	152,822	218,779
Cash, cash equivalents, and restricted cash - end of period	$406,925	$66,743
Cash and cash equivalents - end of period	405,238	63,946
Restricted cash - end of period	1,687	2,797
Cash, cash equivalents, and restricted cash - end of period	$406,925	$66,743

Amneal Pharmaceuticals, Inc.

Generics Operating Results

(Unaudited; In thousands)

Generics	Three Months Ended March 31,
	2020	2019
Net revenue – Generics	$352,586	$382,477
Cost of goods sold	218,865	278,878
Cost of goods sold impairment charges	1,456	53,297
Gross profit	132,265	50,302
Selling, general, and administrative	16,623	24,148
Research and development	29,034	50,151
Charges related to legal matters	2,500	—
In-process research and development impairment charges	960	22,787
Intellectual property legal development expenses	1,265	3,121
Other operating expenses	46	4,678
Operating income (loss)	$81,837	$(54,583)

Gross margin	37.5%	13.2%
Adjusted gross profit (Non-GAAP) (1)	$148,379	$162,277
Adjusted gross margin (Non-GAAP) (2)	42.1%	42.4%
Adjusted operating income (Non-GAAP)	$102,500	$96,819

(1)	Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2)	Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.

Generics net revenue was $353 million in the first quarter of 2020 compared to $382 million for the prior year period, a $29 million decline.  The reclassification of Oxymorphone to the Specialty segment and divestitures of our international businesses in 2019 accounted for $29 million of the quarter to quarter decline.  In addition, new product launches in 2019 including EluRyng (Generic NuvaRing) and Sucralfate as well as mid-single digit net revenue growth from AvKARE offset price erosion primarily related to Levothyroxine and Diclofenac Gel generic competition.

Generics gross margin for the first quarter of 2020 was 38% compared to 13% for the prior year period. The increase primarily relates to lower impairment charges, amortization of an upfront licensing payment in the prior year period, and new product launches partially offset by price erosion, the reclassification of Oxymorphone and divestitures of our international businesses. Generics adjusted gross margin for the first quarter of 2020 was 42% for the both the current and prior year period.

Generics operating income for the first quarter of 2020 was $82 million compared to operating loss of $55 million for the prior year period. The increase primarily reflects the increase in gross margin described above, lower in-process R&D impairment charges and lower SG&A as well as R&D expenses due to cost reduction initiatives.

Generics adjusted operating income for the first quarter of 2020 was $103 million compared to $97 million for the prior year period primarily due to new product launches, and a reduction of expenses as a result of cost saving initiatives, partially offset by a reduction to Levothyroxine and Diclofenac revenue, the reclassification of Oxymorphone and divestitures of our international businesses.

Amneal Pharmaceuticals, Inc.

Specialty Operating Results

(Unaudited; In thousands)

Specialty	Three Months Ended March 31,
	2020	2019
Net revenue - Specialty:
Rytary®	$37,846	$28,828
Unithroid®	12,949	9,721
Zomig®	12,428	11,124
All other specialty products	24,754	13,970
Total net revenue – Specialty	87,977	63,643
Cost of goods sold	47,818	30,865
Gross profit	40,159	32,778
Selling, general, and administrative	20,942	21,327
Research and development	7,345	3,707
Charges related to legal matters	2,000	—
Intellectual property legal development expenses	5	1,045
Other operating expenses	—	2,062
Operating income	$9,867	$4,637

Gross margin	45.6%	51.5%
Adjusted gross profit (Non-GAAP) (1)	$65,605	$52,989
Adjusted gross margin (Non-GAAP) (2)	74.6%	83.3%
Adjusted operating income (Non-GAAP)	$39,307	$28,726

(1)	Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2)	Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.

Specialty net revenue was $88 million in the first quarter of 2020 compared to $64 million for the prior year period, primarily due to the reclassification of Oxymorphone to the Specialty segment during the third quarter of 2019, and higher revenue from Rytary® and Unithroid®.

Specialty gross margin for the first quarter of 2020 was 46% compared to 52% for the prior year period primarily due to product sales mix.

Specialty adjusted gross margin for the fourth quarter of 2020 was 75% compared to 83% for the prior year period primarily due to the addition of lower margin Oxymorphone as noted above.

Specialty operating income for the first quarter of 2020 was $10 million compared to $5 million for the prior year period, primarily due to higher revenue, partially offset by higher cost of goods sold and operating expenses.

Specialty adjusted operating income for the first quarter of 2020 was $39 million compared to $29 million for the prior year period primarily due to the higher revenue.

Amneal Pharmaceuticals, Inc.

AvKARE Operating Results

(Unaudited; In thousands)

AvKARE (1)	Three Months Ended March 31, 2020
Net revenue - AvKARE (2)	$57,970
Cost of goods sold (2)	46,895
Gross profit (2)	11,075
Selling, general, and administrative	10,788
Operating income	$287

Gross margin	19.1%
Adjusted gross profit (Non-GAAP) (3)	$11,075
Adjusted gross margin (Non-GAAP) (3)	19.1%
Adjusted operating income (Non-GAAP)	$6,767

(1)	The AvKARE segment includes the results of operations of AvKARE from January 31, 2020, the date of the acquisition, to March 31, 2020.
(2)	AvKARE excludes net revenue, costs of goods sold and gross profit from sales of Amneal products through this distribution channel. These financial results are included in the Generics segment.
(3)	There are no non-GAAP adjustments associated with gross profit and gross margin.

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

Reconciliations of Cost of Goods Sold to Adjusted Cost of Goods Sold

Generics	Three Months Ended March 31,
	2020	2019
Cost of goods sold	$218,865	$278,878
Cost of goods sold impairment charges	1,456	53,297
Adjusted to deduct:
Amortization	10,650	10,752
Inventory related charges	—	334
Acquisition and site closure expenses (1)	3,032	9,511
Asset impairment charges (2)	1,456	53,297
Stock-based compensation expense	976	596
Amortization of upfront payment (4)	—	36,393
Other	—	1,092
Adjusted cost of goods sold (Non-GAAP)	$204,207	$220,200

Specialty	Three Months Ended March 31,
	2020	2019
Cost of goods sold	$47,818	$30,865
Adjusted to deduct:
Amortization	25,446	20,211
Adjusted cost of goods sold (Non-GAAP)	$22,372	$10,654

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

Reconciliations of Operating Income (Loss) to Adjusted Operating Income

Generics	Three Months Ended March 31,
	2020	2019
Operating income (loss)	$81,837	$(54,583)
Adjusted to add:
Acquisition and site closure expenses (1)	4,600	18,785
Amortization	10,650	10,752
Inventory related charges	—	334
Stock-based compensation expense	1,658	1,498
Asset impairment charges (2)	2,475	76,152
Restructuring and other charges (3)	46	2,081
Charges related to legal matters	2,500	—
Amortization of upfront payment (4)	—	36,393
R&D milestone payment	—	4,315
Other	(1,266)	1,092
Adjusted operating income (Non-GAAP)	$102,500	$96,819

Specialty	Three Months Ended March 31,
	2020	2019
Operating income	$9,867	$4,637
Adjusted to add:
Amortization	25,446	20,212
Acquisition and site closure expenses (1)	—	3,555
Stock-based compensation expense	609	144
Restructuring and other charges (3)	—	178
R&D milestone payment	2,000	—
Other	1,385	—
Adjusted operating income (Non-GAAP)	$39,307	$28,726

AvKARE	Three Months Ended March 31, 2020
Operating income	$287
Adjusted to add:
Amortization	6,480
Adjusted operating income (Non-GAAP)	$6,767

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$121,517	$(124,752)
Adjusted to add (deduct):
Non-cash interest	1,866	1,601
GAAP Income tax benefit	(108,173)	(8,428)
Amortization	40,314	30,963
Stock-based compensation expense	4,539	4,347
Acquisition and site closure expenses (1)	6,978	28,202
Restructuring and other charges (3)	2,048	6,161
Inventory related charges	—	334
Charges related to legal matters (5)	2,500	—
Asset impairment charges (2)	2,475	76,600
Amortization of upfront payment (4)	—	36,393
Foreign exchange loss	5,181	5,464
Gain on sale of international business (6)	—	(8,818)
R&D milestone payments	2,000	4,315
Other	(2,669)	1,092
Income tax at 21%	(17,005)	(11,230)
Net income attributable to NCI not associated with our Class B shares	(1,239)	(79)
Adjusted net income (Non-GAAP)	$60,332	$42,165
Adjusted diluted EPS (Non-GAAP) (7)	$0.20	$0.14

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited, In thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$121,517	$(124,752)
Adjusted to add (deduct):
Interest expense, net	39,899	43,281
Income tax benefit	(108,173)	(8,428)
Depreciation and amortization	58,083	48,868
EBITDA (Non-GAAP)	$111,326	$(41,031)
Adjusted to add (deduct):
Stock-based compensation expense	4,539	4,347
Acquisition and site closure expenses (1)	6,978	28,202
Restructuring and other charges (3)	2,048	6,161
Inventory related charges	—	334
Charges related to legal matters (5)	2,500	—
Asset impairment charges (2)	2,475	76,600
Amortization of upfront payment (4)	—	36,393
Foreign exchange loss	5,181	5,464
Gain on sale of international business (6)	—	(8,818)
R&D milestone payments	2,000	4,315
Other	(2,669)	—
Adjusted EBITDA (Non-GAAP)	$134,378	$111,967

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(Unaudited; In thousands)

(1)

Acquisition and site closure expenses for the three months ended March 31, 2020, include transaction costs associated with the acquisition of AvKARE.  Acquisition and site closure expenses for the three months ended March 31, 2019 include costs related to (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination with Impax and related integration including legal, investment banking, accounting and information technology.

(2)	Asset impairment charges for all periods are primarily associated with the write-off of in process research and development and intangible asset impairment charges.

(3)

For the three months ended March 31, 2020, restructuring and other charges primarily consisted of cash severance charges associated with cost of benefits for former senior executives.  For the three months ended March 31, 2019, restructuring and other charges are primarily associated with cash severance charges associated with the cost of benefits for former senior executives and cash severance provided pursuant to our severance programs for employees at Hayward, CA and other facilities.

(4)	Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement for Levothyroxine.

(5)

For the three months ended March 31, 2020, charges related to legal matters were approximately $3 million for commercial legal claims in our Generics segment and $2 million for commercial legal proceedings in our Specialty segment.

(6)

For the three months ended March 31, 2019 gain on the sale of international business represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company's operations in the United Kingdom.

(7)

For the three months ended March 31, 2020, utilizes weighted average diluted shares outstanding of 300,073, which consists of Class A shares and Class B shares under the if-converted method. For the three months ended March 31, 2019, utilizes weighted average diluted shares outstanding of 298,957, which consists of Class A, Class B and Class B-1 shares under the if-converted method.